UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): May 25, 1998

                               COMCAST CORPORATION
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             (Exact name of registrant as specified in its charter)

      Pennsylvania                     0-6983                   23-1709202
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(State or other jurisdiction        (Commission               (IRS employer
   of incorporation)                file number)            identification no.)

                   1500 Market Street, Philadelphia, PA 19102
             -------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (215) 665-1700
                                                           --------------



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ITEM 5.   OTHER EVENTS

On May 25, 1998, Comcast Corporation ("Comcast") issued a press release announcing it has agreed, among other things, to purchase from BCI Telecom Holding, Inc. ("BTH") 6.4 million Class A Common shares in Jones Intercable, Inc. ("Jones Intercable"), as well as a 49% interest in the BTH subsidiaries which will continue to own BTH's investment in another 6.4 million shares of Jones Intercable Class A Common Stock and a control option to acquire the approximately 2.9 million shares of Jones Intercable Common Stock that are currently owned by Mr. Glenn Jones. Comcast will pay BTH a total of $500 million in connection with the transaction. The 12.8 million Class A Common Shares represent an approximate 30% economic and 15% voting interest in the equity of Jones Intercable on a fully diluted basis. Assuming exercise of the BTH option, Comcast would control approximately 37% of the economic and 47% of the voting interest in Jones Intercable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          (99.1)    Press Release dated May 25, 1998 from Comcast Corporation.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        COMCAST CORPORATION

Dated: May 28, 1998                    By: /s/ Joseph J. Euteneuer
                                           -------------------------------
                                           Joseph J. Euteneuer
                                           Vice President and
                                           Corporate Controller

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                                 EXHIBIT INDEX

 Exhibit Number                     Description

     (99.1)         Press Release dated May 25, 1998 from Comcast Corporation.

                                       3